Ex. 10.1
EXTENSION OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This Extension of the Amended and Restated Employment Agreement is entered into effective as of this 1st day of January, 2010 by and between Robert E. Mead (“Employee”) and Silverleaf Resorts, Inc., a Texas corporation (“Silverleaf”). All terms used herein and not otherwise defined shall have the meanings set forth in the Amended and Restated Employment Agreement (the “Agreement”) between Employee and Silverleaf which was effective as of March 4, 2008 (the “Effective Date”).
RECITALS
     A. The Agreement was entered into effective as of March 4, 2008 and expired under its terms on December 31, 2008.
     B. Employee and Silverleaf desire to extend the Term of the Agreement for an additional two-year period from December 31, 2008.
     NOW, THEREFORE, in consideration of the premises and terms hereinafter set forth, the parties agree as follows:
AGREEMENT
     1. The Term of the Agreement shall be extended and shall now expire on December 31, 2010.
     2. No other terms or provisions of the Agreement are affected hereby and the parties hereby confirm and ratify all other terms and conditions of the Agreement.

Dates of Execution:	“SILVERLEAF” SILVERLEAF RESORTS, INC.
March 3, 2010	By:	/S/ JOE W. CONNER
Joe W. Conner, Chief Operating Officer— Finance, Development and Resort Operations

“EMPLOYEE”
March 3, 2010	By:	/S/ ROBERT E. MEAD
Robert E. Mead